EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statements (Form S-3 No. 333-85030, No. 333-85030-01, No. 333-85030-02, and No. 333-85030-03), as amended, of Toll Brothers, Inc. Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. and in the related Prospectus,

2.	Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan of Toll Brothers, Inc.,
3.	Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, of Toll Brothers, Inc.,
4.	Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), of Toll Brothers, Inc., and,
5.	Registration Statements (Form S-8 No. 333-57645 and No. 333-113721) pertaining to the Stock Incentive Plan (1998) of Toll Brothers, Inc.;

of our report dated December 20, 2006, with respect to the consolidated financial statements of Toll Brothers, Inc. and subsidiaries, our report dated December 20, 2006 with respect to Toll Brothers, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Toll Brothers, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2006.

Philadelphia, Pennsylvania	Ernst & Young LLP
January 3, 2007